FIFTH AMENDMENT

to

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT made effective as of the 18th day of December, 2012 amends that certain sub-administration and accounting services agreement, dated as of January 1, 2010, as amended, among the Funds listed on Exhibit A and the Portfolios listed on Exhibit B, VP Distributors, LLC (formerly VP Distributors, Inc.) and BNY Mellon Investment Servicing (US) Inc. (formerly known as PNC Global Investment Servicing (U.S.) Inc.) (the “Sub-Administration Agreement”) as herein below provided.

W I T N E S S E T H :

WHEREAS, Pursuant to Section 17, Amendments, of the Sub-Administration Agreement, the Funds and the Portfolios wish to amend Exhibit B of the Sub-Administration Agreement to add the following new Funds: Virtus Disciplined Equity Style Fund, Virtus Disciplined Select Bond Fund and Virtus Disciplined Select Country Fund and to otherwise update the Exhibit.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Sub-Administration Agreement hereby agree that the Sub-Administration Agreement is amended as follows:

1.	Exhibit B to the Sub-Administration Agreement is hereby replaced with Exhibit B attached hereto and made a part hereof.

2.	Except as herein provided, the Sub-Administration Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have the meanings ascribed thereto in the Sub-Administration Agreement.

3.	This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS VIRTUS EQUITY TRUST VIRTUS INSIGHT TRUST VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name: W. Patrick Bradley
Title: Vice President, Chief Financial Officer and Treasurer

VP DISTRIBUTORS, LLC

By:	/s/ David G. Hanley
Name: David G. Hanley
Title: Vice President and Treasurer

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Jay F. Nusblatt
Name: Jay Nusblatt
Title: Executive Vice President

EXHIBIT B

THIS EXHIBIT B, dated as of December 18, 2012, is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010 by and among BNY Mellon Investment Servicing (US) Inc. (formerly known as PNC Global Investment Servicing (U.S.) Inc.), VP Distributors, LLC (formerly VP Distributors, Inc.) and the investment companies known as the Virtus Mutual Funds.

PORTFOLIOS

Virtus Equity Trust

Virtus Balanced Fund

Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Mid-Cap Value Fund

Virtus Quality Large-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund

Virtus High Yield Income Fund

Virtus Insight Government Money Market Fund

Virtus Insight Money Market Fund

Virtus Insight Tax-Exempt Money Market Fund

Virtus Low Duration Income Fund (formerly Virtus Short/Intermediate Bond Fund)

Virtus Tax-Exempt Bond Fund

Virtus Opportunities Trust

Virtus Allocator Premium AlphaSector Fund

Virtus AlphaSector Rotation Fund

Virtus Alternatives Diversifier Fund

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Disciplined Equity Style Fund

Virtus Disciplined Select Bond Fund

Virtus Disciplined Select Country Fund

Virtus Dynamic AlphaSector Fund (formerly Virtus Market Neutral Fund)

Virtus Emerging Markets Debt Fund

Virtus Emerging Markets Equity Income Fund

Virtus Foreign Opportunities Fund

Virtus Global Commodities Stock Fund

Virtus Global Dividend Fund (formerly Virtus Global Infrastructure Fund)

Virtus Global Opportunities Fund

Virtus Global Premium AlphaSector Fund

Virtus Global Real Estate Securities Fund

Virtus Greater Asia ex Japan Opportunities Fund

Virtus Greater European Opportunities Fund

Virtus Herzfeld Fund

Virtus High Yield Fund

Virtus International Equity Fund

Virtus International Real Estate Securities Fund

Virtus International Small-Cap Fund

Virtus Multi-Sector Fixed Income Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Premium AlphaSector Fund

Virtus Real Estate Securities Fund

Virtus Senior Floating Rate Fund

Virtus Wealth Masters Fund

FUNDS OF FUNDS

Virtus Alternatives Diversifier Fund

Virtus AlphaSectorSM Rotation Fund

Virtus Disciplined Equity Style Fund

Virtus Disciplined Select Bond Fund

Virtus Disciplined Select Country Fund

Virtus Dynamic AlphaSector Fund (formerly Virtus Market Neutral Fund)

Virtus Herzfeld Fund

Virtus Premium AlphaSectorSM Fund

Virtus Allocator Premium AlphaSector Fund

Virtus Global Premium AlphaSector Fund